UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) is an amendment to the Current Report on Form 8-K of MGT Capital Investments, Inc. (“Company”) dated September 13, 2016 (the “Original Form 8-K”). This Form 8-K/A is being filed to:

(i) correct a typographical error contained in the last sentence of the disclosure under Item 5.07 of the Original Form 8-K, which is hereby amended as follows:

“However, since the name change does not require shareholder ratification pursuant to applicable law, and taking into consideration the overwhelming votes received in favor of the name change, the Company’s Board of Directors has resolved to proceed with the name change.”

(ii) amends and restates in its entirety Item 7.01 of the Original Form 8-K. No other changes were made to the Original Form 8-K.

Item 7.01 Regulation FD Disclosure

On September 9, 2016, the Company issued a press release regarding the outcome of the Meeting. The press release incorrectly stated that all matters voted on during the meeting were approved and as such, on September 14, 2016, the Company issued a new press release correcting such error.

A copy of the press releases referred to above are attached hereto as Exhibits 99.1 and 99.2. These Exhibits shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated September 9, 2016
99.2	Press Release dated September 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2016

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd, President